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     separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


                                                                    EXHIBIT 10.1

================================================================================

                    SATELLITE NETWORK AND ORDERING AGREEMENT

                                 BY AND BETWEEN

                                  VIASAT, INC.

                                       AND

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION


                                   VERSION 1.0
                                OCTOBER 12, 1999

================================================================================

                               TABLE OF CONTENTS

ARTICLE I: DEFINITIONS AND CONSTRUCTION........................................1
  1.1   DEFINITIONS............................................................1
  1.2   RULES OF CONSTRUCTION..................................................5
  1.3   LETTER SUBCONTRACT.....................................................5

ARTICLE II: TERM OF AGREEMENT..................................................5
  2.1   INITIAL TERM OF THIS AGREEMENT.........................................5
  2.2   RENEWAL TERM OF THIS AGREEMENT.........................................5

ARTICLE III: PROVISION OF SERVICES.............................................6
  3.1   PROVISION OF SERVICES..................................................6
  3.2   PROJECT SCHEDULE.......................................................6
  3.3   *** ...................................................................6
  3.4   CHANGES................................................................7
  3.5   YEAR 2000 READINESS....................................................8
  3.6   COVENANTS RELATING TO THE SERVICES.....................................9
  3.7   NON-EXCLUSIVE ARRANGEMENT.............................................10
  3.8   TECHNOLOGICAL ADVANCEMENTS............................................10
  3.9   VIASAT TO PROVIDE ALL NECESSARY PERSONNEL AND FACILITIES..............10
  3.10  SHIPMENTS.............................................................10
  3.11  ORDERING OF ADDITIONAL PRODUCT AND SERVICES...........................10

ARTICLE IV: SERVICE LEVELS....................................................11
  4.1   SERVICE LEVELS, IN GENERAL............................................11
  4.2   INITIAL SERVICE LEVELS................................................11
  4.3   PERIODIC REVIEWS AND REVISIONS OF SERVICE LEVELS......................11
  4.4   MEASUREMENT AND MONITORING TOOLS FOR SERVICE LEVELS...................11
  4.5   FAILURE TO MEET SERVICE LEVELS........................................12

ARTICLE V: CHARGES............................................................12
  5.1   PRICES PAYABLE TO VIASAT..............................................12
  5.2   CURRENCY..............................................................13
  5.3   TAXES.................................................................13
  5.4   *** ..................................................................13

ARTICLE VI: INVOICING AND PAYMENT.............................................14
  6.1   INVOICING.............................................................14
  6.2   PAYMENT DUE...........................................................14
  6.3   INVOICE PAYMENT.......................................................14
  6.4   LATE INVOICING........................................................14
  6.5   LATE CHARGES..........................................................15
  6.6   ACCOUNTABILITY........................................................15

ARTICLE VII: PERSONNEL MATTERS................................................15
  7.1   KEY VIASAT PERSONNEL..................................................15
  7.2   VIASAT PROGRAM MANAGER................................................16
  7.3   REPLACEMENT OF VIASAT PERSONNEL.......................................16


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
  7.4   QUALIFICATIONS OF VIASAT  PERSONNEL...................................16
  7.5   NO SOLICITATION OF EMPLOYEES OF THE OTHER PARTY.......................16

ARTICLE VIII: SUBCONTRACTORS..................................................17
  8.1   VIASAT'S USE OF SUBCONTRACTORS........................................17

ARTICLE IX: USE OF SAIC FACILITIES............................................17
  9.1   USE OF SAIC FACILITIES................................................17
  9.2   SECURITY AND ACCESS TO SAIC FACILITIES................................17

ARTICLE X: CONFIDENTIALITY, AUDIT RIGHTS AND ACCESS...........................18
  10.1  CONFIDENTIALITY.......................................................18
  10.2  AUDIT RIGHTS..........................................................20
  10.3  PRIVACY LAWS..........................................................21

ARTICLE XI: INTELLECTUAL PROPERTY RIGHTS AND INTERESTS........................22
  11.1  DATA..................................................................22
  11.2  TRADEMARKS AND SERVICE MARKS..........................................23
  11.3  RIGHTS RELATING TO THIRD PARTY SOFTWARE...............................23
  11.4  SOFTWARE PRODUCTS LICENSE.............................................23
  11.5  *** ..................................................................25
  11.6  TERMINATION OF LICENSE................................................25
  11.7  FURTHER ASSURANCES....................................................25

ARTICLE XII: VIASAT'S  REPRESENTATIONS AND WARRANTIES.........................25
  12.1  VIASAT REPRESENTATIONS AND WARRANTIES.................................25
  12.2  PRODUCT WARRANTY......................................................26
  12.3  EXTENDED WARRANTY.....................................................28
  12.4  DISCLAIMER OF WARRANTIES..............................................28

ARTICLE XIII: SAIC'S REPRESENTATIONS AND WARRANTIES...........................28
  13.1  SAIC REPRESENTATIONS AND WARRANTIES...................................28
  13.2  DISCLAIMER............................................................29

ARTICLE XIV: INDEMNITIES......................................................29
  14.1  GENERAL INDEMNITY.....................................................29
  14.2  INFRINGEMENT INDEMNITY................................................29
  14.3  INDEMNIFICATION PROCEDURES............................................30

ARTICLE XV: LIMITATIONS OF LIABILITY..........................................32
  15.1  EXCLUSION OF CONSEQUENTIAL DAMAGES AND OTHER DAMAGES..................32
  15.2  LIMITATIONS OF LIABILITY..............................................32

ARTICLE XVI: DISPUTE RESOLUTION...............................................33
  16.1  INFORMAL DISPUTE RESOLUTION...........................................33
  16.2  MEDIATION AND ARBITRATION.............................................34
  16.3  LITIGATION............................................................36
  16.4  CONTINUED PERFORMANCE.................................................37

ARTICLE XVII: TERMINATION.....................................................37


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
  17.1  TERMINATION BY SAIC FOR CAUSE.........................................37
  17.2  TERMINATION BY VIASAT FOR CAUSE.......................................38
  17.3  TERMINATION FOR CONVENIENCE...........................................38
  17.4  EXTENSION OF TERMINATION EFFECTIVE DATE...............................39
  17.5  EFFECT OF EXPIRATION OR TERMINATION...................................39
  17.6  FURTHER ASSURANCES....................................................40
  17.7  EQUITABLE REMEDIES....................................................40
  17.8   VIASAT SHALL PROVIDE TERMINATION ASSISTANCE IN GOOD FAITH............40

ARTICLE XVIII: INSURANCE......................................................41
  18.1  INSURANCE.............................................................41

ARTICLE XIX: GENERAL..........................................................42
  19.1  BINDING NATURE AND RESTRICTIONS ON ASSIGNMENT.........................42
  19.2  NOTICES...............................................................42
  19.3  GOVERNING LAW.........................................................43
  19.4  WAIVER OF IMMUNITY....................................................43
  19.5  EXPORT................................................................44
  19.6  EXPENSES..............................................................44
  19.7  RELATIONSHIP OF PARTIES...............................................44
  19.8  SEVERABILITY..........................................................44
  19.9  CONSENTS AND APPROVAL.................................................45
  19.10   WAIVER OF DEFAULT; CUMULATIVE REMEDIES..............................45
  19.11   SURVIVAL............................................................45
  19.12   MEDIA RELEASES......................................................45
  19.13   THIRD PARTY BENEFICIARIES...........................................45
  19.14   COVENANT OF GOOD FAITH..............................................46
  19.15   COUNTERPARTS........................................................46
  19.16   ENTIRE AGREEMENT....................................................46
  19.17   PUBLIC FILINGS......................................................46

SCHEDULES

A    -    *** - Version 1.0
B    -    *** - Version 1.0
C    -    *** - Version 1.0

C-1  -    *** - Version 1.0
D    -    Reserved
E    -    *** - Version 1.0
F    -    *** - Version 1.0
G    -    *** - Version 1.0
H         *** - Version 1.0
I    -    *** - Version 1.0


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
Satellite Network and Ordering Agreement              Subcontract No. 4500390091
                                                                     Version 1.0

                                 SAIC AND VIASAT
                    SATELLITE NETWORK AND ORDERING AGREEMENT

        THIS SATELLITE NETWORK AND ORDERING AGREEMENT (this "Agreement") is entered into effective October 12, 1999 (the "Effective Date"), by and between SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, a Delaware corporation ("SAIC"), and ViaSat, Inc., a Delaware corporation ("ViaSat").

                                    RECITALS

        WHEREAS, *** wishes to procure, and SAIC has agreed to provide or arrange to provide, a global private satellite-based network capability for *** current and future business requirements, all as specified in the Satellite Network Agreement dated October 12, 1999 between *** and SAIC (as amended from time to time, the "SNA").

        WHEREAS, SAIC, as the prime contractor, has selected ViaSat to be its major subcontractor to provide such portions of the global private satellite-based network capability to SAIC to support SAIC's obligations under the SNA, all as specified herein.

        NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

                     ARTICLE I: DEFINITIONS AND CONSTRUCTION

        1.1 DEFINITIONS. For purposes of this Agreement, the following capitalized terms shall have the meaning ascribed thereto. Other capitalized terms used in this Agreement are defined in the context in which they are used and shall have the meanings there indicated.

        "AAA Rules" shall have the meaning given in Section 16.2(b) of this Agreement.

        "Additional Products and Services" shall mean the Products and Services in excess of the quantities set forth in Schedule C.

        "Affiliate" of a Person shall mean any individual, partnership, joint venture, corporation, trust, unincorporated association, or any other entity that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person and with respect to which such Person has a primary management responsibility.


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        "Agreement" shall mean this Satellite Network and Ordering Agreement, together with all of the appendices, schedules and exhibits that are referred to herein, as it may be modified from time to time in accordance with the terms hereof.

        "Change Order" shall have the meaning given in Section 3.4.

        "Change Request" shall have the meaning given in Section 3.4.

        "Claims" shall mean all claims, losses, liabilities, actions, damages (including taxes and related penalties if applicable), costs and expenses (including reasonable legal fees and disbursements and reasonable costs of investigation) arising out of a third party claim.

        "Control" and its derivatives shall mean, with respect to any entity, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting shares, by contract or otherwise

        ***

        "Developed Software" shall mean any Software that is developed as a deliverable by ViaSat or its Affiliates under this Agreement.

        "Hardware" shall mean the items of equipment listed in Appendix C to the Statement of Work, as integrated by ViaSat into the Products to be delivered hereunder.

        "*** Data" shall mean all data and information of *** and its Affiliates, and/or data and information of the customers or businesses of *** or its Affiliates, regardless of the form of, or the method in which, such data and information is stored or maintained (including data or information that is stored or transmitted in electronic form).

        "Initial Term" shall have the meaning given in Section 2.1.

        "Intellectual Property Rights" shall mean any and all proprietary rights existing from time to time in a specified jurisdiction, U.S. or foreign, under federal and state laws, including patent law, copyright law, trade secret law, semiconductor chip protection law, trademark law, or other laws providing proprietary rights.

        "Key ViaSat Personnel" shall mean those individuals who are assigned to the "key ViaSat positions" identified in Schedule E, and any replacements or substitutions of those individuals in accordance with Section 7.1(c).

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        "Party" shall mean either ViaSat or SAIC. Parties shall mean both ViaSat and SAIC.

        "Person" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated association, or any other entity.

        "Product" means Hardware and/or ViaSat Software.

        "Project Schedule" means the Project Schedule set forth in the Statement of Work, as it may be changed from time to time in accordance with Section 3.4.

        "Renewal Term" shall have the meaning set forth in Section 2.2.

        "SAIC Contract Administrator" shall mean a representative of SAIC who is authorized to approve, through written amendments to this Agreement, any modifications or changes to this Agreement.

        "SAIC Data" shall mean all data and information of SAIC and its Affiliates, and/or data and information of the customers or businesses of SAIC or its Affiliates, regardless of the form of, or the method in which, such data and information is stored or maintained (including data or information that is stored or transmitted in electronic form).

        "SAIC Facilities" shall mean those offices and facilities including ships that are (a) owned, leased or used by SAIC or its Affiliates or (b) owned, leased or used by *** or its Affiliates and to which SAIC has access rights under the SNA, in each case, to which ViaSat requires access in connection with the provision of Services pursuant to this Agreement.

        "SAIC Indemnified Parties" means SAIC and all of its Affiliates, *** and all of its Affiliates, and their respective subcontractors, directors, officers, agents, partners, representatives, employees, successors and assigns.

        "SAIC Program Manager" shall mean a representative of SAIC, designated from time to time by SAIC, who is authorized to act generally as the primary point of contact for SAIC in dealing with ViaSat under this Agreement. The SAIC Program Manager does not have the authority to agree to any amendments to this Agreement.

        "Services" shall mean all of the services to be provided to SAIC by ViaSat, together with all of the functions and responsibilities of ViaSat that are set forth in the Statement of Work and elsewhere in this Agreement, as such Services may be modified from time to time in accordance with this Agreement.


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        "Service Levels" shall mean the standards for performance, availability, reliability, security, quality and responsiveness established for ViaSat's performance of the Services, as such standards are established and modified in accordance with Article IV.

        "SNS" shall mean the services provided by ViaSat at satellite network centers in accordance with the Statement of Work.

        "Software" shall mean computer programs, together with input and output formats, source and object codes, program listings, data models, flow charts, outlines, narrative descriptions, operating instructions and supporting documentation, and includes the tangible media upon which such programs and documentation are recorded, including, without limitation, all authorized reproductions, corrections, updates, new releases and new versions of such programs. Except as otherwise expressly provided in this Agreement, Software includes any Software Changes.

        "Software Changes" shall mean all enhancements, translations, modifications, updates, new releases and other changes to any Software.

        "Statement of Work" shall mean the Statement of Work attached hereto as Schedule A.

        "Subcontractor" shall mean any third party contractor or supplier to ViaSat relating to the provision of Services under this Agreement.

        "Term" shall mean collectively the Initial Term and the Renewal Terms, if applicable.

        "Third Party Product" means any Hardware or Software that is proprietary to any party other than ViaSat, SAIC or *** or their respective Affiliates and is licensed by ViaSat or its Affiliates or Subcontractors for use in connection with the provision of the Services

        "ViaSat Contract Administrator" shall mean a representative of ViaSat who is authorized to approve, through written amendments to this Agreement, any modifications or changes to this Agreement.

        "ViaSat Indemnified Parties" means ViaSat and all of its Affiliates, and their respective subcontractors, directors, officers, agents, partners, representatives, employees, successors and assigns.

        "ViaSat Project Executive" means the representative of ViaSat, designated from time to time by ViaSat pursuant to Section 7.1(a), who will be authorized to act generally as the primary point of contact for ViaSat in dealing with SAIC under this Agreement.

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

        "ViaSat Software" means any Software that is owned by ViaSat or any of its Affiliates, and is used by ViaSat in connection with its provision of the Services.

        1.2 RULES OF CONSTRUCTION. The article and section headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, unless otherwise provided to the contrary, (i) all references to days, months, quarters or years shall be deemed references to calendar days, months, quarters or years and (ii) any reference to a "Section," "Article," "Exhibit" or "Schedule" shall be deemed to refer to a section, article, exhibit or schedule to this Agreement. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        1.3 LETTER SUBCONTRACT. The ViaSat and SAIC Letter Subcontract dated August 30, 1999 authorized ViaSat to commence the provision of services. The Letter Subcontract shall be replaced and superceded by this Agreement as of the Effective Date, and any authorized efforts thereunder shall be continued under this Agreement.

                          ARTICLE II: TERM OF AGREEMENT

        2.1 INITIAL TERM OF THIS AGREEMENT. The initial term of this Agreement ("Initial Term") shall commence on the Effective Date and end December 31, 2004 unless earlier terminated pursuant to Article XVII of this Agreement.

        2.2 RENEWAL TERM OF THIS AGREEMENT. Upon expiration of the Initial Term, this Agreement shall automatically be extended for successive one (1) year periods (each a "Renewal Term"); provided that the Parties have agreed to pricing for such Renewal Term, which pricing proposal shall be presented by ViaSat to SAIC twelve (12) months in advance of each Renewal Term and shall be consistent with Note 6 on Schedule C; and provided further that, during any Renewal Term, either Party may terminate this Agreement by giving the other sixty (60) calendar days advance written notice.

                 ARTICLE III: PROVISION OF SERVICES AND PRODUCT

        3.1 PROVISION OF SERVICES. ViaSat shall provide to SAIC and/or its Affiliates and SAIC agrees to procure from ViaSat the Services and Product as identified in Schedule C, except that all budgetary items shall be priced in accordance with Schedule C and subject to mutual agreement for inclusion in the contract/project, in accordance with the Project Schedule in a manner that meets or exceeds the Service Levels applicable to such Services, subject to Section
3.4 (Changes) and Article 17 (Termination).

        3.2 PROJECT SCHEDULE. The Project Schedule is set forth in Appendix D to the Statement of Work. The Project Schedule is subject to change from time to time at SAIC's direction to meet HES' changing business requirements. Any such changes will be made in accordance with the change procedures that are set forth in Section 3.4.

        3.3 ***
                (i) ***

                (ii) ***

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
                          ***

                    (iii) ***

                      (b) ***

        3.4 CHANGES.

                (a) In recognition of the likelihood that the Services under this Agreement will require modification from time to time to respond to *** changing needs and requirements, ViaSat agrees that SAIC may, at any time during the Term, request changes to the types of Services, Service Levels, place of performance (including additional regions of the world in which the Global Private Satellite Network System may be deployed), specifications or quantity of the Services to be furnished by ViaSat under this Agreement. Any such request for a change shall be in writing and shall describe the nature of the change and the particular elements of contract performance for which an adjustment is sought (each, a "Change Request").

                (b) As soon as practical after its receipt of a Change Request, ViaSat shall prepare a proposal to adjust the applicable price and to amend, if applicable, the relevant Services and/or implementation dates. The Parties shall then use their reasonable efforts to negotiate adjustments and amendments that are fair and reasonable, and upon mutual agreement of such adjustments and amendments, the Parties will sign a Change Order reflecting such


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                                                                          Page 7
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mutual agreement. Neither Party shall proceed with performance in response to a
Change Request until a Change Order has been executed by both Parties, unless otherwise specifically authorized by the SAIC Contract Administrator.

                (c) The cost of preparing and presenting the proposal for a Change Request shall be borne by ViaSat as overhead, and shall not be directly charged to this Agreement. Notwithstanding the foregoing, ViaSat shall be entitled to reimbursement for any travel, engineering projects or other material expenses incurred in preparation of a proposal, to the extent approved in advance by the SAIC Contract Administrator.

        3.5 YEAR 2000 READINESS.

                (a) ViaSat warrants that each hardware, software, and firmware product that is delivered under this Agreement and that is not a Third Party Product (each, a "Warranted Item") shall be able to accurately process dates and date-related data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations, to the extent that other information technology, used in combination with the information technology being acquired, properly exchanges date/time data with it. If this Agreement requires that specific listed products must perform as a system in accordance with the foregoing warranty, then that warranty shall apply to those listed products as a system.

                (b) ViaSat shall repair or replace, at its option, any Warranted Item whose non-compliance is discovered and made known to ViaSat in writing by SAIC within ninety (90) days after acceptance. Nothing in this warranty shall be construed to limit any rights or remedies SAIC may otherwise have under this Agreement with respect to defects other than Year 2000 performance.

                (c) As to any item of third party hardware, software or firmware delivered by ViaSat, ViaSat shall, to the extent permitted by the manufacturer or licensor, pass through or assign to SAIC and *** the manufacturer's or licensor's warranties, if any, given to ViaSat, regarding Year 2000 compliance.

                (d) Where third parties provide services or products included as part of the Services, ViaSat shall endeavor to obtain for the benefit of ViaSat, SAIC and ***, a Year 2000 Compliance Statement from said third parties which is substantially in compliance with ViaSat's standard Year 2000 Compliance Statement, which is attached as Schedule F hereto. Where a third party refuses to execute a Year 2000 Compliance Statement substantially in accordance with Schedule F, ViaSat shall notify SAIC and obtain SAIC's approval prior to proceeding to engage said third party.


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        3.6 COVENANTS RELATING TO THE SERVICES.

                (a) Performance. ViaSat will perform or cause to be performed all of the Services in a professional and workmanlike manner.

                (b) Maintenance of Equipment. ViaSat will maintain all equipment for which it has maintenance responsibilities in good working order (reasonable wear and tear excepted) and in accordance with applicable manufacturer requirements.

                (c) No Infringement. ViaSat will perform the Services and its obligations hereunder in a manner that to its actual knowledge does not infringe, or constitute an infringement or misappropriation of any Intellectual Property Right of any third party.

                (d) Regulatory Approvals. ViaSat will obtain, or will cause its Subcontractors to obtain, all necessary regulatory approvals applicable to its business and all necessary permits, and will comply with any regulatory or legal requirement applicable to the performance of the Services.

                (e) Viruses. ViaSat will use commercially reasonable measures to screen any software provided or made available by it to SAIC hereunder for the purpose of avoiding the introduction of any "virus" or other computer software routine or hardware components which are designed (i) to permit access or use by third parties to the software of SAIC or *** not authorized by this Agreement,
(ii) to disable or damage hardware or damage, erase or delay access to software or data of SAIC or (iii) to perform any other similar actions.

                (f) Disabling Codes. *** ViaSat will not, without informing SAIC, knowingly set the dongle into the Software used by it hereunder any code or other device which would have the effect of disabling, damaging, erasing, delaying or otherwise shutting down all or any portion of the Services or the hardware, software or data used in providing the Services. ViaSat will not invoke such code or other device at any time, including upon expiration or termination of this Agreement for any reason, without SAIC's prior written consent.

                (g) Compliance with Laws. The Parties shall comply with all applicable laws relating to the performance of its obligations under this Agreement and the provision and delivery of the Services.

        3.7 NON-EXCLUSIVE ARRANGEMENT. ViaSat is providing the Services to SAIC under the SNA on a non-exclusive basis, therefore, SAIC will have the right to obtain, at any time and from time to time, any of the services described in the SNA from any third party or to provide


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such services internally. In the event of a change in responsibilities of providing the Services is initiated, the Parties shall appropriately adjust this Agreement, including the Service Level Agreements.

        3.8 TECHNOLOGICAL ADVANCEMENTS. In the event of a significant and presently unanticipated change in technology that materially reduces ViaSat's costs in providing any of the Services, ViaSat and SAIC agree to negotiate in good faith to change the relevant Service Levels and priced options, as appropriate, to reflect such improvements. Any resulting changes must be implemented through a mutually agreed Change Order.

        3.9 VIASAT TO PROVIDE ALL NECESSARY PERSONNEL AND FACILITIES. Except as otherwise agreed by the Parties, during the Term ViaSat shall be responsible, at no additional charge to SAIC, for providing all facilities, personnel and other resources as necessary for ViaSat to provide the Services in accordance with the Statement of Work.

        3.10 SHIPMENTS. Shipments are Ex-Works, Carlsbad, California ViaSat's facility and will be shipped pursuant to the shipping instructions provided by SAIC. All risk of loss or damage passes to SAIC upon delivery of the Products to the carrier at ViaSat's shipping point. SAIC is responsible for all freight, packing, insurance and other transportation charges. Products held or stored for SAIC shall be at SAIC's risk and subject to reasonable storage charges. Prior to shipment, all Products shall comply with the Product Assurance Procurement Provisions attached as Schedule G.

        3.11 ORDERING OF ADDITIONAL PRODUCT AND SERVICES. In addition to the program's deliverable requirements set forth in Schedule C, SAIC may, during the Term and pursuant to the terms and conditions of this Agreement, order Additional Products and Services under separate purchase orders received by ViaSat.

        SAIC shall order Additional Products and Services under separate purchase orders received and accepted in writing by ViaSat during the Term of this Agreement. Each purchase order shall reference and be subject to the terms and conditions of this Agreement. Any terms and conditions on any order, printed or otherwise, shall be null and void except those which are expressly allowed by this Agreement. A purchase order shall specify the following: ship to address, purchase order number, shipping instructions, part and model number, quantity, price, statement that the purchase order is being placed under this Agreement ***. Delivery shall occur upon delivery to the carrier at ViaSat's shipping point. Delivery schedule changes must be mutually agreed to in writing.

        ***. In the event that a supplier of a third party product


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                                                                         Page 10
discontinues or significantly changes its pricing, ViaSat may increase the prices of such Products by written notice to SAIC after two years from the Effective Date.

All transactions, orders and/or deliveries between ViaSat and SAIC subsequent to the expiration and/or termination of this Agreement shall not serve as an extension and/or renewal of this Agreement but shall be governed by the terms of this Agreement.

                           ARTICLE IV: SERVICE LEVELS

        4.1 SERVICE LEVELS, IN GENERAL. ViaSat will perform the Services in a manner at least consistent with the specific Service Levels identified in this Agreement.

        4.2 INITIAL SERVICE LEVELS. The initial Service Levels for Services are set forth in Schedule B.

        4.3 PERIODIC REVIEWS AND REVISIONS OF SERVICE LEVELS. Starting with the first quarter of 2000, and on a quarterly basis thereafter, *** ViaSat and SAIC will review the Service Levels and will make adjustments to the Service Levels, by mutual agreement, to reflect improved performance capabilities (if any) associated with advances in the technology and methods then used by ViaSat to perform the Services. ViaSat will strive to improve the Service Levels over time. As part of this review process, the Parties shall jointly determine and agree on improvements in existing Service Levels, and additional Service Levels, as appropriate.

        4.4 MEASUREMENT AND MONITORING TOOLS FOR SERVICE LEVELS.

                (a) ViaSat shall implement the necessary measurement and monitoring tools and procedures that are required to measure and report ViaSat's performance of the Services against the applicable Service Levels. Such measurement and monitoring tools and procedures shall be used for reporting on compliance with the Service Levels. ViaSat shall maintain records and sufficiently detailed information to permit *** and/or SAIC to audit ViaSat's compliance with Service Levels as set out in Section 10.2.

                (b) In connection with an audit of Service Levels conducted by *** and/or SAIC under Section 10.2, ViaSat shall, to the extent permitted by applicable third party agreements, provide *** and/or SAIC with reasonable access to such tools and procedures for purposes of such audit and/or verification.

                (c) ViaSat will maintain copies of all records and information relating to the measurement and monitoring of the Service Levels for at least two years. Upon SAIC's request, ViaSat will provide to SAIC copies of such records and information in electronic formats to the extent available. Prior to destroying any such records, ViaSat will provide SAIC thirty (30) days


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

written notice of its intention to destroy such records. At such time, SAIC may:
(i) permit such destruction; (ii) purchase the media containing the records at net book value of such media; or (iii) request ViaSat maintain such records, during the Term, at an off-site facility and at mutually agreed upon rates.

        4.5 FAILURE TO MEET SERVICE LEVELS.

                (a) SAIC and ViaSat agree that the damage resulting from ViaSat's failure to meet Service Levels may be difficult to calculate. Accordingly, if ViaSat fails to meet service levels, SAIC and ViaSat agree that liquidated damages for such failure, SAIC is entitled to receive, with respect to such failure, a credit for such services as set forth in Schedule B ("Performance Credits"). SAIC may, in its sole discretion and may pursue that may be available to it in law or in equity.

                (b) If ViaSat fails to meet any Service Level, ViaSat shall promptly investigate the causes of the problem and prepare a report identifying the same. ViaSat shall use all commercially reasonable efforts to correct the problem and to begin meeting the Service Levels as soon as practicable; and shall reasonably advise SAIC of the status of remedial efforts being undertaken with respect to such problems. SAIC will cooperate and assist in determining, identifying and correcting such problems.

                                ARTICLE V: PRICES

        5.1 PRICES PAYABLE TO VIASAT. The prices for the Products, Third Party Products, Non-Recurring Engineering, SNS Services and other Services are set forth in Schedule C to this Agreement.

        5.2 CURRENCY. All payments to ViaSat for any amounts due under this Agreement shall be made in U.S. dollars.

        5.3 TAXES.

                (a) The prices for the Product and Services set forth in Schedule C are exclusive of all taxes, excises or other charges by any government authority, whether local, state, national or foreign no matter how designated, including but not limited to sales, use, withholding, import/export customs fees and duties, and SAIC shall pay such taxes or charges either to VIASAT or to the government authority as applicable.

                (b) Each Party shall bear sole responsibility for all taxes, assessments and other real property-related levies on its owned or leased real property.


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

                (c) The Parties agree to reasonably cooperate with each other to more accurately determine each Party's tax liability and to minimize such liability to the extent legally permissible.

                (d) Each Party shall provide and make available to the other any resale certificates, information regarding out-of-state sales and use of equipment, materials or services, and other exemption certificates or information reasonably requested by either Party. The Parties will also work together to segregate the total price into separate payment streams, including:

                        (i) Taxable services;

                        (ii) Nontaxable services;

                        (iii) Services for which a sales, use or similar tax has already been paid by ViaSat

        5.4 ***

                        ARTICLE VI: INVOICING AND PAYMENT

        6.1 INVOICING.

                (a) ViaSat will invoice SAIC for each amount due in accordance with Schedule C. Certain tasks shall be invoiced on a milestone payments basis as set forth in Schedule C-1.

                (b) All invoices shall reference the applicable line items from Schedule C or C-1.

                (c) To the extent a credit may be due SAIC pursuant to this Agreement, ViaSat shall provide SAIC with an appropriate credit within thirty
(30) days.

        6.2 PAYMENT DUE. Subject to the other provisions of this Article VI, each invoice provided for under Section 6.1 shall be due and payable within thirty (30) days after SAIC's receipt of a properly submitted invoice.


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

        6.3 INVOICE PAYMENT. SAIC shall pay each invoice by wire funds transfer or other electronic means acceptable to ViaSat to an account specified by ViaSat, unless wire transfer is not available in a particular jurisdiction or unless the Parties otherwise agree. ViaSat retains a security interest in each Product shipped and the proceeds therefrom (including accounts receivable) and the right of possession to such Product shall remain with ViaSat, until payment for such Product is made in full. Title and ownership to any Software Products shall, in any event and at all times, remain with ViaSat as the Software Products are provided under license only. Payment is not subject to inspection/acceptance of the Products since SAIC protection for nonconforming Products is provided exclusively under ViaSat's warranty.

        6.4 LATE INVOICING.

                (a) SAIC shall not be required to pay any invoices received after 180 days following the date on which the invoiced Services were performed. Any portion of an invoice that represents charges to SAIC after such 180 day period shall be unenforceable.

                (b) Notwithstanding the provisions of Section 6.4(a), any late billings for third party reimbursable expenses or other expenses which SAIC is obligated to pay under this Agreement and that are late due to the slow billing of a third party, but not due to any fault of ViaSat, may be billed after such 180 day period, but in no event later than 180 days after ViaSat receives an invoice therefor. Where ViaSat is aware of the possibility of such late or slow billing, ViaSat will indicate to SAIC either through a regular invoice or separate written notice that such charge will be billed at a later time, together with an estimate of such charge if available.

        6.5 LATE CHARGES. If SAIC fails to pay any undisputed invoice when due, and if SAIC has not paid such invoice within ten days after it receives written notice that such invoice is late ("ten day grace period"), then SAIC shall be subject to the late charges equal to one percent (1%) per month or the legal maximum, whichever is less, plus reasonable collection fees on any amount not timely paid. Interest shall accrue on any unpaid amounts from the end of such ten day grace period until such amount is paid in full ViaSat may, at any time, decline to fulfill any outstanding orders in the event the current payment arrangements with SAIC become unsatisfactory.

        6.6 ACCOUNTABILITY. ViaSat shall maintain complete and accurate records of, and supporting documentation for, all amounts billable to and payments made by SAIC hereunder. Such records exclude financial, accounting or time card data. ViaSat shall maintain such records for at least two years following the termination or expiration of this Agreement.

                         ARTICLE VII: PERSONNEL MATTERS


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

        7.1 KEY VIASAT PERSONNEL.

                (a) Project Executive. ViaSat will notify SAIC in writing of designation of the ViaSat's Project Executive, which designation will remain in effect until ViaSat notifies SAIC in writing of any changes thereto.

                (b) Key Personnel. ViaSat shall require each of the Key ViaSat Personnel to devote the time necessary to provide Services under this Agreement so as to meet the Service Levels.

                (c) Assignment of Personnel. Before permanently assigning an individual to be a Key ViaSat Personnel, ViaSat shall notify SAIC of the proposed assignment, shall introduce the individual to the SAIC's Program Manager, and consistent with ViaSat's personnel policies, ViaSat shall provide SAIC with a resume and any other relevant information about the individual reasonably requested by SAIC. If, after being notified thereof, SAIC has an objection to the proposed assignment and notifies ViaSat thereof within fifteen
(15) days after its receipt of such notice, then ViaSat agrees to discuss such objections with SAIC and attempt to resolve such objections on a mutually agreeable basis. If the Parties have not been able to resolve SAIC objections within seven (7) working days of SAIC's objection, ViaSat shall not assign the individual to that position and shall propose to SAIC the assignment of another individual of suitable ability and qualifications, which assignment shall be subject to the same review and approval procedure.

                (d) Transfer. ViaSat agrees not to transfer or reassign the personnel designated as Key ViaSat Personnel unless (i) SAIC consents, which shall not be unreasonably withheld, to such transfer or reassignment, or (ii) the individual (A) voluntarily resigns from ViaSat, (B) is dismissed by ViaSat for misconduct or unsatisfactory performance with respect to its duties and responsibilities to ViaSat or SAIC, (C) is removed pursuant to Section 7.3, or
(D) is promoted to a higher position by ViaSat.

        7.2 VIASAT PROGRAM MANAGER. ViaSat shall designate upon the Effective Date and from time to time thereafter, the ViaSat Program Manager to whom all SAIC communications concerning this Agreement may be addressed. The ViaSat Program Manager shall have the authority to provide approvals, decisions and information on behalf of ViaSat and its Affiliates, but shall not have the authority to amend the terms of this Agreement. ViaSat will also designate, upon the Effective Date and from time to time thereafter, the ViaSat Subcontract Administrator who will have the authority to amend the terms of this Agreement.

        7.3 REPLACEMENT OF VIASAT PERSONNEL. If SAIC reasonably determines that ViaSat employee who has significant contact with SAIC in connection with the provision of the Services


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

is not performing in a satisfactory manner, then SAIC shall give ViaSat written notice to that effect requesting that the employee be replaced with or without stating the reason thereof.

        7.4 QUALIFICATIONS OF VIASAT PERSONNEL. ViaSat agrees that the personnel it assigns to perform the Services will be adequately educated, trained and qualified for the Services they are to perform.

        7.5 NO SOLICITATION OF EMPLOYEES OF THE OTHER PARTY. During the Term, neither Party nor its Affiliates shall directly solicit for employment any employees of the other Party or its Affiliates actively involved in the performance, consumption or evaluation of the Services pursuant to this Agreement, unless such solicitation or hiring is explicitly agreed to in writing by the other Party. Upon notice by either Party hereunder of termination or expiration of this Agreement, SAIC shall have the right to solicit employment of any ViaSat employee who is primarily dedicated to the SAIC account at the time of such notice.

        It is agreed that a Party's general solicitation of employees (through, for example, advertisements in newspapers, magazines or trade journals) shall not be a violation of this Section nor shall a Party's hiring an employee of the other Party who responds to such a general solicitation be a violation of this Section.

                          ARTICLE VIII: SUBCONTRACTORS

        8.1 VIASAT'S USE OF SUBCONTRACTORS.

                (a) Responsibility. ViaSat's subcontracting of any obligation shall not relieve ViaSat of its responsibility for the performance of its obligations under this Agreement. In addition, ViaSat shall not disclose any Confidential Information of SAIC or *** to any Subcontractor unless and until such Subcontractor has agreed in writing to protect the confidentiality of such Confidential Information in a manner substantially equivalent to that required of SAIC by Section 10.1. In no event shall ViaSat subcontract the SNS without written approval of SAIC, such approval shall not be unreasonably withheld.

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                (b) Pass Through of Warranties and Indemnities ViaSat shall use all reasonable efforts to obtain warranties and indemnities under its Subcontracts that benefit SAIC as a third party beneficiary. SAIC shall pass through to *** all benefits that ViaSat receives from any warranty or indemnity in any Subcontract.

                       ARTICLE IX: USE OF SAIC FACILITIES

        9.1 USE OF SAIC FACILITIES. During the Term, ViaSat shall be granted access to the SAIC Facilities solely in conjunction with, and as are required by ViaSat in connection with, the proper performance of the Services. ViaSat may not use any part of the SAIC Facilities to provide any services to any third party. *** or SAIC, as applicable, shall own all fixtures at all SAIC Facilities, including such fixtures installed or paid for by ViaSat as mutually agreed to in writing or otherwise provided for in this Agreement, including all wiring that is located in walls, ceilings or floors, or otherwise permanently installed.

        9.2 SECURITY AND ACCESS TO SAIC FACILITIES.

                (a) ViaSat shall, at all times while at a SAIC or HES Facility, comply with the SAIC and *** standard physical security and access policies
(if any) that may be in effect from time to time at such SAIC Facility, including SAIC and *** health, safety and environmental regulations and requirements.

                (b) When provided sufficient advance notice, SAIC shall provide or arrange to provide the same security safeguards, personal protection and accommodations to the personnel of ViaSat that SAIC affords its own employees.

               ARTICLE X: CONFIDENTIALITY, AUDIT RIGHTS AND ACCESS

        10.1 CONFIDENTIALITY. Each Party acknowledges that the other possesses and will continue to possess information that has been developed or received by it or its Affiliates, has commercial value in its or its Affiliates' business or that of their respective customers and is not in the public domain.

                (a) Confidential Information. Except as otherwise specifically agreed in writing by the Parties, "Confidential Information" shall include:

                (i) with respect to ViaSat and its Affiliates, (A) *** customer lists, *** customer information, account information, and business information regarding

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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        business planning and operations of *** or its Affiliates, regardless of the form of such information (e.g., electronic, written or verbal),
        (B) network designs, configurations and addresses of ***, and (C) any information or data that is marked as confidential, or if verbally communicated to ViaSat as confidential, that is promptly reduced to written form and marked as confidential, and (D) any other information of SAIC or its Affiliates which by its nature or content can be reasonably considered to be confidential information.

                (ii) with respect to ViaSat, any ViaSat Software, and all proprietary business and other information that is marked as confidential, or if verbally communicated to SAIC as confidential, that is promptly reduced to written form and marked as confidential, and any other information of ViaSat which by its nature or content can be reasonably considered to be confidential information.

                (b) Exceptions. "Confidential Information" shall not include any particular information which a Party can demonstrate (i) was, at the time of disclosure to it, in the public domain; (ii) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of such Party; (iii) was already known by, or in the possession of, such Party at the time of disclosure to it; (iv) was received after disclosure to it from a third party who had a lawful right to disclose such information to it; or (v) was or is independently developed by such Party without reference to Confidential Information of the other Party. In addition, a Party shall not be considered to have breached its obligations under this Section 10.1 for disclosing Confidential Information if such disclosure is required to satisfy any legal requirement of a competent government body, provided that, promptly upon receiving any such request and to extent that it may legally do so, such Party advises the other Party promptly and, to the extent reasonably practicable, prior to making such disclosure in order that the other Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information. It is understood that the receipt of Confidential Information by ViaSat's personnel will not limit or restrict the assignment or reassignment of ViaSat's personnel, but the foregoing is not intended to reduce or terminate such personnel's obligations under this
Section 10.1 with respect to such Confidential Information.

                (c) Non-Disclosure. Each Party will use at least the same degree of care to prevent disclosing to third parties the Confidential Information as it employs to avoid unauthorized disclosure, publication or dissemination of its own information of a similar nature; provided, however, that a Party may disclose such information to persons or entities performing services required hereunder where (a) use of such person or entity is authorized under this Agreement, (b) such disclosure is necessary or otherwise naturally occurs in that entity's scope of responsibility, or (c) the disclosure is to those of the recipient Party's attorneys, accountants, auditors, insurers, subcontractors and full-time employees who have a need to have access to

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     the Securities and Exchange Commission. Confidential treatment has been
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such information in connection with their employment (or engagement, if applicable) by the recipient Party, so long as the recipient Party requires, in the case of its accountants, auditors, subcontractors and insurers, that each of them execute a confidentiality agreement containing terms and conditions no less restrictive than those set forth in this Section 10.1. Any disclosure to such person or entity shall be under the terms and conditions as provided herein.

                (d) Nonuse. Neither Party will (a) make any use or copies of the Confidential Information of the other Party except as contemplated by this Agreement, (b) acquire any right in or assert any lien against the Confidential Information of the other Party, or (c) refuse for any reason (including a default or material breach of this Agreement by the other Party) to promptly provide to the other Party the Confidential Information of the other Party (including copies thereof) if requested to do so in accordance with Section 10.1(f) or Section 11.1.

                (e) Notice. In the event of any improper disclosure or loss of, or inability to account for, any Confidential Information, the Party with knowledge of such disclosure, loss or inability will promptly notify the other Party thereof.

                (f) Return of Information. Upon the termination or expiration of this Agreement, or at any time requested by a Party, each Party shall return or destroy, as the other Party may direct, all documentation in any medium that contains, refers, to, or relates to the Confidential Information of the requesting Party, except that the other Party may retain one (1) copy of such materials for archival purposes only. ViaSat shall be relieved of any applicable Service Levels to the extent that it is unable to meet a Service Level because of SAIC's request for such materials; provided, however, that ViaSat shall be relieved of such Service Levels only if ViaSat gives SAIC written notice as soon as practicable that SAIC's request either caused or will cause ViaSat to fail to meet a Service Level.

                (g) Obligations. In addition, each Party shall take reasonable steps to ensure that its employees comply with these confidentiality provisions. Nothing contained in this Section shall be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to the Confidential Information of the other Party; provided, however, SAIC and its Affiliates shall provide ViaSat and its Affiliates Confidential Information to the extent reasonably required by ViaSat to perform the Services.

                (h) Survival. The obligations of the Parties under this Section shall apply for the lesser of ten (10) years from the date of disclosure or for a period of ten (10) years following the termination or expiration of this Agreement, provided that such obligations shall continue to apply to trade secret, Confidential Information as long as it constitutes trade secret information under applicable law.


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        10.2 AUDIT RIGHTS.

                (a) Operational or Security Audits. Subject to the provisions of this Section 10.2, ViaSat will provide to ***, SAIC and their Affiliates, and their respective auditors (including internal audit staff), inspectors, regulators, consultants and other representatives as *** or SAIC may from time to time designate in writing and who have agreed to ViaSat's standard confidentiality terms, access to the part of any facility at which ViaSat is providing the Services, to any equipment used in connection with the Services, to personnel of ViaSat providing the Services, and to relevant data and records relating to the Services. SAIC shall have reasonable approval rights as to the identity of such *** and/or SAIC representatives, in order to protect ViaSat's competitive information. The purpose of such access shall include performing audits and inspections to verify the compliance of ViaSat with *** or SAIC's security procedures, to verify the integrity of *** or SAIC Data, to examine the systems that support and transmit the data, and to examine ViaSat's performance of the Services hereunder.

                Without limiting the foregoing, ***, SAIC and its representatives may review, inspect and audit, to the extent related to ViaSat's performance of the Services, (i) ViaSat's practices, policies and procedures,
(ii) ViaSat's systems, (iii) ViaSat's general controls and security practices and procedures, (iv) ViaSat's disaster recovery and backup procedures, (v) to the extent reasonably necessary to ensure SAIC or *** compliance with applicable legal or regulatory requirements.

                (b) Subject to ViaSat's standard security requirements, ViaSat shall provide *** or SAIC and their representatives with access to such facilities and any reasonable equipment, software or personnel at such facilities, in a timely manner and during regular business hours. *** or SAIC will provide ViaSat (at least 48 hours advance written notice of need for access to ViaSat's facilities or records in connection with an operational or security audit; provided that if extraordinary circumstances do not permit such advance notice, *** or SAIC will provide as much advance notice as practicable under the circumstances. ViaSat and its Affiliates shall only be required to provide access to information necessary to perform the audit.

                (c) *** and SAIC will use its reasonable efforts to conduct each audit expeditiously and efficiently.

                (d) ViaSat will provide to such inspectors, regulators, and representatives such assistance as they reasonably require, including installing and operating audit software. ViaSat will cooperate fully with ***, SAIC or their designees in connection with audit functions and with regard to examinations by regulatory authorities. Following an audit or examination, *** and SAIC will conduct (in the case of an internal audit), or request its external auditors or examiners to conduct, an exit conference with ViaSat to obtain factual concurrence with issues identified in the review.


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                (e) ViaSat and *** and/or SAIC, as appropriate, will meet to review each audit report promptly after the issuance thereof and to mutually agree upon the appropriate manner, if any, in which to respond to the changes suggested by the audit report. ViaSat, *** and SAIC agree to develop mutually acceptable operating procedures for the sharing of audit and regulatory findings and reports related to ViaSat operating practices and procedures produced by auditors or regulators of either Party.

                (f) *** or SAIC, as appropriate, shall bear the expenses related to any audits conducted pursuant to this Section 10.2.

        10.3 PRIVACY LAWS

                (a) It is understood and agreed that *** shall be and remain the controller of the *** Data for purposes of all applicable laws relating to data privacy, transborder data flow and data protection (collectively, "Privacy Laws"), and nothing in this Agreement shall restrict or limit in any way *** rights or obligations as owner and/or controller of the *** Data for such purposes. It is further understood and agreed that ViaSat may have certain responsibilities prescribed by applicable Privacy Laws to the extent that it is considered to be a processor of the *** Data, and ViaSat hereby accepts such responsibilities to the extent any such Privacy Laws apply to ViaSat.

                (b) It is understood and agreed that SAIC shall be and remain the controller of the SAIC Data for purposes of all Privacy Laws, and nothing in this Agreement shall restrict or limit in any way SAIC's rights or obligations as owner and/or controller of the SAIC Data for such purposes. It is further understood and agreed that ViaSat may have certain responsibilities prescribed by applicable Privacy Laws to the extent that it is considered to be a processor of the SAIC Data, and ViaSat hereby accepts such responsibilities to the extent any such Privacy Laws apply to ViaSat

             ARTICLE XI: INTELLECTUAL PROPERTY RIGHTS AND INTERESTS

        11.1 DATA.

                (a) *** Data shall be and remain the property of ***. *** shall have the right at all times, for any reason that it wishes in its sole discretion, to access and copy such data. ViaSat shall not refuse *** such access or impose any unreasonable conditions on such access; provided that ViaSat shall be excused from any Service Level or schedule that cannot reasonably be met as a result of *** requesting the return of *** Data. Upon
*** request from time to time, upon the termination or expiration of this Agreement for any reason or, with respect to any particular data on such earlier date that the same shall be no longer required by ViaSat in order to

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     the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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render the Services hereunder, such *** Data shall be promptly returned to ***
by ViaSat in a form and format reasonably acceptable to *** (and in a form in which ViaSat regularly stores such data), or, if *** so elects, shall be destroyed. ViaSat shall not use the *** Data for any purpose other than that of rendering the Services under this Agreement, and ViaSat shall not sell, assign, lease, disseminate, or otherwise dispose of *** Data or any part thereof to any other person, nor shall ViaSat commercially exploit any part of *** Data. ViaSat shall not possess or assert any property interest in or any lien or other right against or to *** Data. *** shall be the sole and exclusive owner of all *** Data, including all United States and foreign Intellectual Property Rights in such data. ViaSat may maintain one copy of the *** Data for archival purposes.

                (b) SAIC Data shall be and remain the property of SAIC. SAIC shall have the right at all times, for any reason that it wishes in its sole discretion, to access and copy such data. ViaSat shall not refuse SAIC such access or impose any unreasonable conditions on such access; provided that ViaSat shall be excused from any Service Level or schedule that cannot reasonably be met as a result of SAIC's requesting the return of SAIC Data. Upon SAIC's request from time to time, upon the termination or expiration of this Agreement for any reason or, with respect to any particular data on such earlier date that the same shall be no longer required by ViaSat in order to render the Services hereunder, such SAIC Data shall be promptly returned to SAIC by ViaSat in a form and format reasonably acceptable to SAIC (and in a form in which ViaSat regularly stores such data), or, if SAIC so elects, shall be destroyed. ViaSat shall not use the SAIC Data for any purpose other than that of rendering the Services under this Agreement, and ViaSat shall not sell, assign, lease, disseminate, or otherwise dispose of SAIC Data or any part thereof to any other person, nor shall ViaSat commercially exploit any part of SAIC Data. ViaSat shall not possess or assert any property interest in or any lien or other right against or to SAIC Data. SAIC shall be the sole and exclusive owner of all SAIC Data, including all United States and foreign Intellectual Property Rights in such data. ViaSat may maintain one copy of the SAIC Data for archival purposes.

        11.2 TRADEMARKS AND SERVICE MARKS. ViaSat agrees that it will not, without SAIC's prior written, applicable consent, use the name, service marks or trademarks of SAIC. SAIC agrees that it will not, without ViaSat's prior written consent, use the name, service marks or trademarks of ViaSat.

        11.3 RIGHTS RELATING TO THIRD PARTY SOFTWARE. All Third Party software will be and remain the property of the applicable third party vendor(s), and, as between SAIC and ViaSat, any Software Changes made by ViaSat thereto shall be considered to be ViaSat Software for purposes of this Agreement. ViaSat hereby grants to SAIC, HES and its Affiliates, the right to use any Third Party Software that is incorporated in any products delivered by ViaSat hereunder, or is required to be used or accessed in order to receive the benefit of the Services to be provided by ViaSat. ViaSat warrants that it has all necessary consents and authority to grant this

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sublicense, and ViaSat will pay all costs and expenses associated therewith.
During the Term of this Agreement, SAIC will pay all required license, installation, maintenance and upgrade fees with respect to the Third Party Software. Upon the termination or expiration of this Agreement, ViaSat will transfer to SAIC or *** (if designated by SAIC), all of its rights and licenses for any such Third Party Software, subject to (i) SAIC's acceptance of any applicable vendor's terms, and (ii) SAIC's payment of any transfer fee, license fee or other charges imposed by the vendor. For purposes of the foregoing, the Third Party Software includes any Third Party Software provided with the Hardware Products in whatever form provided (whether as floppy or hard disks, cartridges, magnetic tapes, semiconductor chips or otherwise) or however designated (whether as firmware, microcode or otherwise) and includes all changes, additions, revisions, replacements, manuals and documentation to such software or Products which may be provided.

11.4 SOFTWARE PRODUCTS LICENSE.

                (a) SAIC License. ViaSat hereby grants SAIC a nonexclusive, fully paid, royalty-free, worldwide license to use the ViaSat Software in object code form, with the right to sublicense such rights to *** and its Affiliates pursuant to an end user license agreement, the form of which is attached as
Schedule I. This license is assignable by SAIC to *** without the prior consent of ViaSat, provided that *** provides ViaSat written notice of such assignment and agrees to be bound to the terms of this license. For purposes of the foregoing, the term ViaSat Software includes any ViaSat Software provided with the Hardware Products in whatever form provided (whether as floppy or hard disks, cartridges, magnetic tapes, semiconductor chips or otherwise) or however designated (whether as firmware, microcode or otherwise) and include all changes, additions, revisions, replacements, manuals and documentation which may be provided to such software or products.

                (b) SAIC's Ownership Rights. SAIC has no rights to source or non-executable code. ViaSat Software is the proprietary, trade secret and copyrighted property of ViaSat or its licensors and all ownership and title thereto is retained. SAIC agrees that it will use the ViaSat Software only as authorized herein, that it will not copy or modify the ViaSat Software, that it will not decompile, disassemble, translate or reverse engineer the ViaSat Software, and that it will retain all proprietary and copyright notices of ViaSat and its licensors in the ViaSat Software and any copies thereof. The licenses hereunder are not a sale of the software or any rights thereto and convey no rights or interest to the licensee other than a right to use the software as provided herein. Copyright to, title in, ownership of, and all ownership rights associated with the software shall remain vested in ViaSat and its licensors.

                (c) Nothing herein shall prohibit a licensee from achieving interoperability of the software with its operating environment to the extent the licensee has such right under Articles 5 and 6 of the EC Council Software Directive of May 14, 1991 and reasonable information and

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

assistance to achieve such interoperability is not available from ViaSat (for end user licenses issued to end users/customers located in European Community countries only).

                (d) The Parties acknowledge that Third Party Software may be included as part of the Products purchased by SAIC hereunder and SAIC agrees that it will not unreasonably withhold its approval of any sublicense terms and conditions that may be required by such third party software suppliers.

                (e) The Network Control Computer (NCC) utilizes Microsoft Windows NT as its operating software. By acceptance and use of the NCC, SAIC agrees to comply with the terms of the Microsoft Windows NT Licensing Agreement (current version at the time of acceptance of individual Starwire NCS) including the requirement to obtain client access licenses if so required under the terms of the Microsoft Windows NT Licensing Agreement. Furthermore, SAIC agrees to transfer the Microsoft license to its sublicensees and include in all sublicense agreements a provision identical to the provision herein regarding compliance with the Microsoft licensing agreement. Individual Microsoft licensing agreements shall be provided by ViaSat with each NCC.

                (f) Developed Software. If ViaSat creates any Developed Software, ViaSat shall be the sole owner of the work of authorship and all rights of copyright and other Intellectual Property Rights therein. Such Developed Software shall become ViaSat Software upon delivery to SAIC or commercial use in connection with the Services provided herein to SAIC.

        11.5 ***

        11.6 TERMINATION OF LICENSE. ViaSat shall have the right to terminate the license granted under Section 11.4(a) upon SAIC's material breach of any of the provisions of this license. SAIC shall have been provided notice and the opportunity to cure such material breach. Upon termination, SAIC must immediately take action to return all software Products and copies in SAIC's possession or under its control, in whatever form, to ViaSat. In the event of a material breach, ViaSat or its suppliers are entitled to seek injunctive relief, in addition to any other remedies available, it being acknowledged that legal remedies could be inadequate. SAIC's obligations with respect to the software Products will survive any termination or expiration of this Agreement. Notwithstanding the foregoing, sub-licenses then validly in effect with *** shall survive such termination and shall be deemed direct licenses with ViaSat pursuant to the terms of the end user license and *** may retain such sub-licensed software copies.

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     the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        11.7 FURTHER ASSURANCES. SAIC and ViaSat agree to execute and deliver such other instruments and documents as either Party reasonably requests to evidence or effect the transactions contemplated by this Article XI. The provisions of this Article XI will survive the expiration or termination of this Agreement for any reason.

              ARTICLE XII: VIASAT'S REPRESENTATIONS AND WARRANTIES

        12.1 VIASAT REPRESENTATIONS AND WARRANTIES.

                (a) Authority. ViaSat represents and warrants that ViaSat has all requisite corporate power and authority to execute and deliver this Agreement and to perform fully all of its obligations hereunder, and that the execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action.

                (b) Binding Obligation. ViaSat represents and warrants that this Agreement has been duly executed and delivered by ViaSat and, assuming the due authorization, execution and delivery hereof by SAIC, this Agreement will be a valid and binding obligation of ViaSat, enforceable against it in accordance with its terms.

                (c) No Violation. ViaSat represents and warrants that the execution, delivery and performance of this Agreement by ViaSat does not, and with notice, lapse of time or both will not, violate or constitute a breach of any of ViaSat's contractual obligations with third parties.

                (d) Compliance with Laws.

                (i) ViaSat represents that it is familiar with the terms and provisions of the U.S. Foreign Corrupt Practices Act (the "FCPA") and will comply with the FCPA and regulations promulgated thereunder.

                (ii) ViaSat represents that it has not heretofore made any payment or gift of money or other thing of value to a Government Official in connection with the matter which is the subject of this Agreement and agrees that it will not hereafter make any such payment or gift. As used in this provision, "Government Official" includes each of the following: any government official of any level, any other person in a government or political position, any candidate for political office, and any political party.

                (iii) ViaSat acknowledges that SAIC is subject to the Code of Business Conduct, which has been previously delivered to ViaSat. ViaSat agrees that it will not violate such code in connection with its obligations under this Agreement.

                (iv) ViaSat acknowledges and agrees that as a corporation organized and existing under the laws of the United States of America, ViaSat is, and its Affiliates may be, subject from time to time to trade laws of the United States prohibiting or limiting trade in goods and services in or for the benefit of persons, entities or governments in or from certain geographic areas, including, without limitation, Cuba, North Korea, Iraq, Iran and Libya. Nothing in this Agreement shall require ViaSat, or any of its Affiliates, to provide Services in contravention of any such trade embargo or other laws as may be or become applicable to it during the Term.

                (e) Disclaimer for Data Corruption. ViaSat will not be responsible for any corruption, damage, loss or mistransmission of data or for the security of data during transmission via public telecommunication facilities.

        12.2 PRODUCT WARRANTY.

                (a) Hardware Products. ViaSat warrants the Hardware will substantially conform to the applicable specifications (as identified in the Statement of Work) ***. In the event that the Statement of Work requires an Acceptance Test Procedure (ATP), the warranty period commences upon ViaSat's successful completion of the ATP ***. ViaSat will, at its sole option, repair or replace those Products or components determined to be defective under this Warranty which are returned promptly to ViaSat but no later than ten (10) days after expiration of the warranty period. SAIC shall provide for any removal of the defective unit or component from any Product with which it has been integrated subsequent to leaving ViaSat's plant. Replacement parts may be reconditioned and will not extend the warranty period. Warranty service is on a return to ViaSat's facility only with SAIC being responsible for prepaying all freight, insurance and other charges. ***

        This warranty shall not apply to any product or parts thereof, that (a) has had the Serial Number, Model Number, or other identification markings intentionally altered, removed or rendered illegible, (b) has been damaged by or subject to improper installation or operation, misuse, neglect, use in any way with equipment not previously approved in writing by ViaSat; (c) has been repaired or altered by other than ViaSat personnel and/or has been subject to the opening of any sealed cabinet boxes without ViaSat's prior written consent, and/or (d) has been

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     the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

used in any way other than in strict compliance with ViaSat's installation and operation instructions provided with the Products.

        All Products returned under a warranty claim must be returned in accordance with ViaSat's standard return material authorization procedures, including a written claim reciting the nature and details of the claim, the date the cause of the claim was first observed and the unit serial number.

                (b) Software Products. ViaSat warrants that the Software will substantially conform to the applicable specification (as identified in the Statement of Work) for such Software ***. To be eligible for a remedy, SAIC must report all warranted problems within the ten (10) days of expiration of the warranty period to in order to be eligible for a remedy. ViaSat shall use reasonable efforts to correct or provide a workaround for any reproducible errors. SAIC agrees to cooperate with ViaSat in creating the environment in which the error occurred and shall supply any third party equipment, which may be necessary for duplicating the error.

        This warranty does not apply to Software which (1) has been altered, except as may be expressly authorized by ViaSat, (2) has not been installed, operated, repaired or maintained in accordance with any installation, handling, maintenance or operating instructions supplied by ViaSat, (3) has been subjected to unusual physical or electrical stress, misuse, negligence or accident, (4) is used in ultra hazardous activities, (5) has been used in such a way that ViaSat can not reasonably reproduce the Software error, or (6) has been misapplied. In no event does ViaSat warrant that the Software is error free.

        12.3 EXTENDED WARRANTY. SAIC shall have the option to extend the warranties provided herein, on an annual basis throughout the Initial Term.
***

        12.4 DISCLAIMER OF WARRANTIES EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS ARTICLE XII, ViaSat MAKES NO REPRESENTATIONS OR

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     the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING THE MERCHANTABILITY, SUITABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, OR RESULTS TO BE DERIVED FROM THE USE OF ANY SERVICE, SOFTWARE, HARDWARE OR OTHER MATERIALS PROVIDED UNDER THIS AGREEMENT.

               ARTICLE XIII: SAIC'S REPRESENTATIONS AND WARRANTIES

        13.1 SAIC REPRESENTATIONS AND WARRANTIES.

                (a) Authority. SAIC represents and warrants that SAIC has all requisite corporate power and authority to execute and deliver this Agreement and to perform fully all of its obligations hereunder, and that the execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action.

                (b) Binding Obligation. SAIC represents and warrants that this Agreement has been duly executed and delivered by SAIC and, assuming the due authorization, execution and delivery hereof by ViaSat, this Agreement will be a valid and binding obligation of SAIC, enforceable against it in accordance with its terms.

                (c) No Violation. SAIC represents and warrants that the execution, delivery and performance of this Agreement by SAIC does not, and with notice, lapse of time or both will not, violate or constitute a breach of any of SAIC's contractual obligations with third parties.

        13.2 DISCLAIMER. SAIC HEREBY DISCLAIMS ALL OTHER WARRANTIES (WHETHER ORAL, EXPRESS OR IMPLIED).

                            ARTICLE XIV: INDEMNITIES

        14.1 GENERAL INDEMNITY. ViaSat agrees to indemnify, defend, release, and hold each of the SAIC Indemnified Parties harmless from, and SAIC agrees to indemnify, defend and hold each of the ViaSat Indemnified Parties harmless from, any and all Claims and threatened Claims by any third party arising out of or related to the Services or in connection with:

                (a) any claim for rent or utilities at any location where the indemnitor is financially responsible under this Agreement for such rent or utilities,

                (b) any claim for taxes, wages, benefits or third party fees for which the indemnitor is financially responsible under this Agreement,

                (c) an act or omission of the indemnitor in its capacity as an employer of a person and arising out of or relating to (i) federal, state or other laws or regulations for the protection of persons who are members of a protected class or category of persons, (ii) sexual discrimination or harassment, (iii) work related injury or death, (iv) accrued employee benefits not expressly assumed by the indemnitee, and (v) any other aspect of the employment relationship or its termination (including claims for breach of an express or implied contract of employment) and which, with respect to each of clauses (i) through (v) arose when the person asserting the claim, demand, charge, action, or other proceeding was or purported to be an employee of the indemnitor, and/or

                (d) any amounts, including taxes, interest and penalties, assessed against a Party which relate to obligations of the other Party pursuant to Article V hereof.

        14.2 INFRINGEMENT INDEMNITY.

                (a) ViaSat agrees to indemnify, defend and hold each of the SAIC Indemnified Parties harmless from and against any and all Claims arising out of, under or in connection with a claim that any of the Services or software (other than third party software) provided by ViaSat under this Agreement, or any part thereof, (i) infringes a copyright enforceable under the laws of the United States or under the applicable law of the country in which the Services are provided, (ii) infringes a patent enforceable under the laws of the United States or under the applicable law of the country in which the Services are provided or any alleged infringing component is manufactured, sold or used; or
(iii) constitutes an unlawful disclosure, use or misappropriation of another party's trade secret; provided that ViaSat will have no liability to SAIC hereunder if any claim of infringement is based upon the use of software provided by ViaSat hereunder in connection or in combination with equipment, devices or software not supplied by ViaSat or used in a manner for which the software was not designed; and provided further, ViaSat will have no liability if SAIC modifies any software provided by ViaSat hereunder and such infringement would not have occurred but for such modification, or if SAIC combines, operates or uses the software with devices, data, equipment, systems, programs or products not furnished by ViaSat , or if SAIC uses the software, outside the scope of this Agreement, in the practice of a patented process and there would be no infringement in the absence of such practice, or if such claim arises out of ViaSat's compliance with specifications provided by SAIC and such infringement would not have occurred but for such compliance.

                (b) If any software (other than third party software) or confidential information provided by a party under this Agreement becomes the subject of a claim or action as described in Section 14.2(a), or in ViaSat's opinion is likely to become the subject of such a claim or action, then ViaSat may, at its option and expense: (i) replace or modify the software or confidential information to make it non-infringing or cure any claimed misuse of another's trade secret without any loss of service, functionality, or benefit to SAIC, or (ii) procure for SAIC the right to continue using the software or confidential information. If neither option is available to ViaSat through the use of commercially reasonable efforts, (A) SAIC will return such software or confidential information to ViaSat, and (B) SAIC will be entitled to an adjustment in the charges payable under this Agreement to reflect the fact that SAIC no longer has the use of such software or confidential information (which adjustment may be established by mutual agreement, or failing mutual agreement through the dispute resolution procedures set forth in Article XIV).

        14.3 INDEMNIFICATION PROCEDURES. The indemnification obligations set forth in this Article XIV will be subject to the following procedures: The person entitled to indemnification pursuant to the terms of this Agreement (the "Indemnified Party") shall advise the Party obligated to indemnify (the "Indemnifying Party") of the claim in writing within five business days after its receipt of a summons, or within ten business days after its receipt of other written communication giving information as to the nature of the claim; provided that failure to so notify will only relieve the Indemnifying Party of its obligations under this Section 14.3 if and to the extent that the Indemnifying Party is materially prejudiced thereby. If the Indemnified Party has been sued, it shall use reasonable efforts to obtain an extension of time to answer the complaint if the Indemnifying Party so requests. The Indemnifying Party shall not be liable or responsible for any expenses which are incurred by the Indemnified Party before such notice has been given to the Indemnifying Party, nor bound by (or obligated to indemnify with respect to) any settlements made by the Indemnified Party before such notice. The Indemnifying Party shall, within the lesser of twenty days after receipt of such notice or ten days before an answer is required to be filed, advise the Indemnified Party whether or not the Indemnifying Party will undertake the defense of such claim on behalf of the Indemnified Party and if so shall specify the name of the attorney who will handle the matter, which attorney shall be reasonably satisfactory to the Indemnified Party. The Indemnified Party may participate in the defense of such claim with its own counsel paid for by the Indemnified Party, except that if both the Indemnified Party and the Indemnifying Party are named parties in an action relating to such claim and such counsel has any present or potential conflict in representing the interests of both parties, then the Indemnified Party may retain its own counsel at the expense of the Indemnifying Party. If the Indemnifying Party timely notifies the Indemnified Party that it will undertake the defense of such claim, then (i) the Indemnified Party shall cooperate with counsel selected by the Indemnifying Party in the defense of such claim, (ii) the Indemnifying Party shall have the right in its discretion to control the defense and settlement of such claim, except that the Indemnifying Party cannot settle such claim without the consent of the Indemnified Party where the settlement involves a remedy other than the payment of money, and
(iii) the Indemnified Party shall not settle or compromise such claim without the prior written consent of the Indemnifying Party.

        If the Indemnifying Party fails timely to advise the Indemnified Party that it will undertake the defense of such claim on behalf of the Indemnified Party, or if the Indemnifying Party undertakes such defense but thereafter fails to diligently pursue such defense (but only after the Indemnifying Party receives a written demand from the Indemnified Party to diligently pursue such defense and the Indemnifying Party fails to do so after twenty days from its receipt of such demand or such shorter period as may be required to respond to a deadline imposed by a court), the Indemnified Party may undertake the defense of such claim with its own counsel and may settle or compromise such claim in its sole discretion, all at the expense of the Indemnifying Party.

                      ARTICLE XV: LIMITATIONS OF LIABILITY

        15.1 EXCLUSION OF CONSEQUENTIAL DAMAGES AND OTHER DAMAGES. IN NO EVENT SHALL A PARTY OR ITS AFFILIATES OR SUBCONTRACTORS BE LIABLE TO THE OTHER PARTY, WHETHER BASED IN CONTRACT, TORT, WARRANTY, OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, FOR ANY LOSS OF THE INCOME, PROFIT OR SAVINGS OF THE OTHER PARTY OR ITS AFFILIATES, FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR ANY EXEMPLARY, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND, RESULTING FROM OR RELATING TO THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Each Party shall have a duty to mitigate damages for which the other Party is responsible.

        15.2 LIMITATIONS OF LIABILITY.

                (a) NEITHER PARTY'S LIABILITY TO THE OTHER PARTY FOR ANY PERFORMANCE OR NONPERFORMANCE OF ITS OBLIGATIONS, COVENANTS OR WARRANTIES UNDER THIS AGREEMENT OR OTHERWISE ARISING IN CONNECTION WITH THIS AGREEMENT OF EVERY KIND AND NATURE, REGARDLESS OF THE FORM OF ACTION THAT IMPOSES LIABILITY, WHETHER IN CONTRACT, EQUITY, NEGLIGENCE, INTENDED CONDUCT, TORT OR OTHERWISE, SHALL EXCEED AN AGGREGATE OF THE REVENUE PAYABLE UNDER THIS AGREEMENT OVER THE 12 MONTH PERIOD IMMEDIATELY PRECEDING THE DATE ON WHICH THE RELEVANT CLAIM ARISES.

                (b) The limitations set forth in this Article XV shall not apply to any of the following:

                (i) A deliberate and willful breach of the obligations of nondisclosure and nonuse as set forth in Article X or misappropriation or infringement of a Party's Intellectual Property Rights or a third party's Intellectual Property Rights;

                (ii) Any liability relating to the indemnities set forth in Sections 14.1(d) and 14.2(a); or

                (iii) SAIC's and its Affiliates' obligation to make payments under this Agreement.

                (iv) The amounts recoverable from ViaSat in the event of a DA/DR Capability failure, pursuant to Section 3.3.

                        ARTICLE XVI: DISPUTE RESOLUTION

        Any dispute between the Parties, either with respect to the interpretation of any provision of this Agreement or with respect to the performance by ViaSat or SAIC, shall be resolved as provided in this Article XVI.

        16.1 INFORMAL DISPUTE RESOLUTION. Prior to the initiation of formal dispute resolution procedures, the Parties shall first attempt to resolve their dispute informally, as follows:

                (a) Every effort should be made to resolve all disputes at the lowest possible level of authority. If the Parties fail to agree through normal channels and procedures, then the Parties shall attempt to resolve any disputes arising hereunder in the following manner.

                (b) The Parties will use their best efforts to arrange personal meetings and/or telephone conferences as needed, at mutually convenient times and places, between negotiators for the parties at the following successive management levels. Each negotiator will have the authority to negotiate and enter into a settlement of the dispute on their respective company's behalf.

                Each level of management will have the time allotted below in which to attempt to resolve the dispute:

=================== ============================ ========================== ===============
   Management                  SAIC                       ViaSat            Allotted Time
      Level
------------------- ---------------------------- -------------------------- ---------------
    1st Level          SAIC Program Manager       ViaSat Program Manager/      15 days
                           /Procurement                  Contracts
------------------- ---------------------------- -------------------------- ---------------
    2nd Level           RISG Group Manager          Director, Contracts        30 days
=================== ============================ ========================== ===============

                (c) The allotted time for the first-level negotiators will begin on the date a Party receives notice from the other Party invoking the dispute resolution process. Each negotiator will furnish to the other all information with respect to the matter in issue that the Parties believe to be appropriate and germane in connection with its resolution. The negotiators shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding.

                (d) During the course of negotiations, all reasonable requests made by one Party to another for non-privileged information, reasonably related to this Agreement, will be honored in order that each of the Parties may be fully advised of the other's position; provided, however, neither Party shall be required to disclose its confidential or proprietary information.

                (e) The specific format for the discussions will be left to the discretion of the negotiators, but may include the preparation of agreed-upon statements of fact or written statements of position. The Parties agree that any such written statements will be prepared in connection with settlement negotiations, and as such will be privileged and shall not be used against the Party who prepared such statement unless it is subsequently introduced by the preparing Party in the formal proceedings.

                (f) If the dispute is not resolved prior to the conclusion of the allotted time frame for the second-level negotiators, as such period may be extended by mutual agreement, formal proceedings for the resolution of a dispute may be commenced at the conclusion of such period.

                (g) This Section will not be construed to prevent a Party from instituting, and each Party is authorized to institute, formal proceedings earlier to avoid the expiration of any applicable limitations period, or to preserve a superior position with respect to other creditors, or as provided in
Section 16.3.

        16.2 MEDIATION AND ARBITRATION. If the Parties are unable to resolve any controversy arising under this Agreement as contemplated by Section 16.1 and if such controversy is not subject to Sections 16.3 of this Agreement, then such controversy shall be submitted to mediation and then (unless this Agreement otherwise expressly provides) mandatory and binding arbitration at the election of either Party (the "Disputing Party") pursuant to the following conditions:

                (a) Mediation. Prior to submittal to arbitration, the Parties will enter into non-binding mediation and will retain the services of a mutually acceptable professional mediator to attempt to resolve the dispute. If the parties cannot agree on a mediator, a mediator shall be appointed in accordance with the AAA Rules. If the dispute cannot be resolved within thirty (30) days of the appointment of the mediator, then either Party may elect to proceed with binding arbitration as follows:

                (b) Procedures. The arbitration shall be conducted pursuant to the Federal Arbitration Act with the Arbitrators referring to the Commercial Arbitration Rules of the American Arbitration Association, as they may be amended from time to time, except as expressly provided in this Article XVI (the "AAA Rules").

                (c) Selection of Arbitration Panel. The Disputing Party shall notify the American Arbitration Association and the other party in writing describing in reasonable detail the nature of the Dispute (the "Dispute Notice"). Within thirty days of the notice of initiation of the arbitration procedure, (i) in the event the amount in controversy is less than $250,000, the Parties shall nominate one (1) arbitrator or (ii) in the event the amount in controversy is more than $250,000, each party shall nominate one arbitrator, who need not be neutral. If the Parties or a Party fails or refuses to select a Party-appointed arbitrator within such period of time, such arbitrator shall be appointed in accordance with the AAA Rules. In the event two (2) arbitrators are selected, the two arbitrators shall select a third arbitrator, failing agreement on which within thirty days of the original notice the parties (or either of them) the third arbitrator shall be appointed in accordance with the AAA Rules. The arbitrators shall have substantial experience in the area of information technology. The one arbitrator, or the three arbitrators acting by majority vote, shall resolve all disputes between the parties. If one of the party-appointed arbitrators refuses to participate in the proceedings or refuses to vote, the decision of the other two arbitrators shall be binding.

                (d) Replacement of Arbitrator. Should any arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section 16.2, such arbitrator shall be replaced in the same manner by which he or she was appointed (i.e., if a Party appointed the departing Arbitrator, that Party would appoint his or her replacement; if the two Arbitrators appointed the departing Arbitrator, then they would appoint his or her replacement).

                (e) Place of Arbitration. The arbitration shall be held in San Diego, California or, in the event any such arbitration is joined with arbitration under the SNA, in Houston, TX. Such arbitration shall be handled, by the San Diego or Houston offices, respectively, of the American Arbitration Association for purposes of such arbitration.

                (f) Conduct of Arbitration. The Arbitration Panel will allow reasonable discovery in the forms permitted by the Federal Rules of Civil Procedure, to the extent consistent with the purpose of the arbitration. Recognizing the express desire of the Parties for an expeditious means of dispute resolution, the Arbitration Panel shall limit or allow the Parties to expand the scope of discovery as may be reasonable under the circumstances.

                The arbitration hearing shall be commenced promptly and conducted expeditiously, with each party being allocated an equal amount of time for the presentation of its case. Unless otherwise agreed to by the Parties, an arbitration hearing shall be conducted on consecutive days. There shall be no transcript of the arbitration hearing. The arbitrator(s) must give effect to legal privileges including the attorney-client privilege and the work-product immunity.

                (g) Arbitration Award. The Arbitration Panel shall render a binding decision within twenty (20) days following the completion of the arbitration hearing. The award of the Arbitration Panel shall be in writing, but shall be as brief as possible. The Arbitration Panel may assign reasons for the award, in its discretion. The Arbitration Panel must certify in the award that such award conforms to the terms and conditions set forth in this Agreement (e.g., the award must comply with the parameters set forth in Article XV of this Agreement).

                (h) Binding Nature of the Arbitration Award. The arbitration award shall be binding on the parties, and judgment thereon may be entered in any court of competent jurisdiction, and may not be appealed except to the extent permitted by the Federal Arbitration Act.

                (i) Time of the Essence. The Arbitration Panel is instructed that time is of the essence in the arbitration proceeding, and that the Arbitration Panel shall have the right and authority to issue reasonable monetary sanctions against either of the parties if, upon a showing of good cause, that party is unreasonably delaying the proceeding. The amount of such sanction shall be related to the additional harm, if any, caused by the delay.

                (j) Expenses. The Arbitration Panel shall have the authority to assess the costs and expenses of the arbitration proceeding (including the arbitrators' fees and expenses) against either or both Parties. However, each Party shall bear its own attorneys' fees and expenses, and the Arbitration Panel shall have no authority to award attorneys' fees.

                (k) Confidentiality. To the fullest extent permitted by law, the arbitration proceedings and award shall be maintained in confidence by the Parties.

        16.3 LITIGATION.

                (a) Immediate Injunctive Relief. The Parties agree that the only circumstances in which disputes between them will not be subject to the provisions of Sections 16.1 and 16.2 are those situations where a Party makes a good faith determination that a breach (or potential breach) of the confidentiality or intellectual property rights provisions of this Agreement by the other Party may result in damages or consequences that will be immediate, severe, and incapable of adequate redress after the fact, so that a temporary restraining order or other immediate injunctive relief is the only adequate remedy.

                If a Party files a pleading with a court seeking immediate injunctive relief and this pleading is challenged by the other Party and the injunctive relief sought is not awarded, the Party filing the pleading seeking immediate injunctive relief shall pay all of the costs and reasonable attorneys' fees of the Party successfully challenging the pleading. If such injunctive relief is granted, then the requirements of Sections 16.1 and 16.2 shall not apply, and the Parties may proceed with the litigation so filed.


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

                (b) Jurisdiction. UNLESS THIS AGREEMENT OTHERWISE EXPRESSLY PROVIDES, THE PARTIES CONSENT TO NON-EXCLUSIVE VENUE TO ANY DISPUTE ARISING UNDER THIS AGREEMENT IN THE HOUSTON DIVISION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, OR IN A TEXAS STATE COURT OF COMPETENT JURISDICTION LOCATED IN HARRIS COUNTY, TEXAS OR IN THE APPLICABLE FEDERAL COURTS IN THE COUNTY OF SAN DIEGO, CALIFORNIA. The Parties further consent to the non-exclusive jurisdiction of any state court located within a district which encompasses assets of a Party against which a judgment has been rendered, either through arbitration or through litigation, for the enforcement of such judgment or award against the assets of such Party.

        16.4 CONTINUED PERFORMANCE. Each Party agrees to continue performing its obligations under this Agreement while any dispute is being resolved unless and until such obligations are terminated by the termination or expiration of this Agreement, provided that SAIC is continuing to pay ViaSat in accordance with this Agreement

                            ARTICLE XVII: TERMINATION

        17.1 TERMINATION BY SAIC FOR CAUSE. If any of the following events occur:

                (a) ViaSat materially breaches or defaults under any of its obligations under Section 10.1, which breach or default is not substantially cured within 30 days after written notice is given to ViaSat specifying such default, or

                (b) ViaSat breaches or defaults under any of its material duties or obligations under this Agreement, which breach or default is (a) not substantially cured within 30 days after written notice is given to ViaSat specifying such default, or (b) with respect to those defaults that cannot reasonably be cured within 30 days, ViaSat fails to (i) proceed within 30 days to commence curing the default and thereafter to proceed with all reasonable diligence to substantially cure the default, and/or (ii) substantially cure the default within 60 days after written notice of the default;

                Then SAIC may, by giving written notice to ViaSat, terminate this Agreement in whole or in part, including any or all of the Services to be provided by ViaSat, as of a date specified in the notice of termination (which date may be up to 180 days after the date of such notice).


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

        17.2 TERMINATION BY VIASAT FOR CAUSE. In the event that:

                (a) SAIC fails to pay ViaSat when due undisputed amounts due under this Agreement within ninety (90) days of SAIC's receipt of a written notice from ViaSat describing the failure to make such payment and demanding payment therefor, or

                (b) SAIC materially breaches or defaults under any of its obligations under Section 10.1, which breach or default is not substantially cured within 30 days after written notice is given to SAIC specifying such default;

                Then ViaSat may, by giving written notice to SAIC, terminate this Agreement as of a date specified in the notice of termination. Upon any such termination, ViaSat shall be obligated, if *** so requests, to continue to provide Services directly to *** on substantially the same terms and conditions as are set forth in this Agreement, provided that *** cures any such default.

        17.3 TERMINATION FOR CONVENIENCE. SAIC may, at any time, terminate this Agreement, in whole or in part, for any reason and for its convenience and without cause, by giving ViaSat at least sixty (60) days prior written notice designating the effective date of termination. If a purported termination for cause by SAIC under Section 17.1 is determined not to be properly a termination for cause, then such termination by SAIC shall be deemed to be termination for convenience under this Section 17.3. In the event of ViaSat being terminated in whole or in part for SAIC's convenience, ViaSat shall invoice SAIC and SAIC shall pay to ViaSat, on or before the date of termination of this Agreement, the following:

                (i) The price for the Services rendered prior to the termination date, as set forth in Schedule C or (where relevant) Schedule C-1, which have not been paid for.

                (ii) The price for Product delivered prior to the termination date for which payment has not been received.

                (iii) The price as set forth in Schedule C for all Product scheduled for delivery within the twelve (12) calendar week period starting on the date of receipt of notice of a termination for convenience; provided that payment for any such Product shall become due only upon delivery of such Product, even with respect to Product scheduled for delivery following the termination date.

                (iv) A restocking fee *** set forth on Schedule C for any Product that is cancelled by such termination for convenience, and was

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        scheduled for delivery after the twelve (12) calendar week period starting on the date of receipt of a notice of termination for convenience.

                (v) For any Satellite Network Services cancelled, a charge for the balance of the month in which the service was cancelled plus 30 days.

                (vi) For cancellation of any contract for satellite band-width, the balance owed under the current annual contract or the best negotiated amount that ViaSat can achieve with the band-width provider.

                (vii) Administrative costs for contract termination will be
        ***

        17.4 EXTENSION OF TERMINATION EFFECTIVE DATE. If SAIC terminates this Agreement pursuant to Section 17.1, then after SAIC establishes the effective date for such termination, SAIC may by written notice to ViaSat extend the effective date of termination of the Services one time, at its sole discretion, provided that such extension shall not exceed one-hundred and eighty (180) days following the original effective date of termination. Any such notice of extension must be provided to ViaSat in writing prior to such then-effective date of termination.

        17.5 EFFECT OF EXPIRATION OR TERMINATION.

                (a) Transition. In connection with the expiration or termination of this Agreement for any reason other than Sections 17.2 and 17.3, ViaSat will comply with SAIC's reasonable directions to cause the orderly transition and migration from ViaSat to SAIC Upon mutual agreement, ViaSat will perform the following obligations (and such other obligations as may be mutually agreed in the Termination Transition Plan) at SAIC's expense, unless otherwise stated below or in the Termination Transition Plan.

                (i) Termination Transition Plan. SAIC and ViaSat will work together to develop a transition plan (the "Termination Transition Plan") setting forth the respective tasks to be accomplished by each Party in connection with the Termination Transition and a schedule pursuant to which such tasks are to be completed, priced and charged.

                (iii) Software. Subject to SAIC's acceptance of any applicable vendor terms and conditions, and the satisfaction of the requirements of
        Section 11.3, upon SAIC's request ViaSat will transfer any Third Party Software that SAIC identifies in such request.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                (iv) Training. If requested by SAIC, ViaSat will provide appropriate training for the employees of SAIC (or the Third Party Provider) who will be assuming responsibility for operation of the Software following the Transition Termination.

                (v) Hiring of Employees. Ninety (90) days after the date of notice of termination, SAIC may offer employment to any ViaSat employee performing any of the Services

                (vi) ***

                (b) Charges. The Parties will execute a Change Order to address any additional services to be provided by ViaSat as part of the transition, and any charges for such services will be at commercially reasonable prices. The Parties will negotiate in good faith to the price for such additional services.

        17.6 FURTHER ASSURANCES. ViaSat agrees to execute and deliver to SAIC all such documents, instruments and agreements and to do all such further acts and things as may be mutually agreed to more fully to vest in, and to assure SAIC of, all of the rights and benefits intended to be granted to or conferred to SAIC under this Section.

        17.7 EQUITABLE REMEDIES. ViaSat acknowledges that, in the event it materially breaches (or attempts or threatens to breach materially) its obligation to provide SAIC assistance as provided in Section 17.5, SAIC may be irreparably harmed. In such a circumstance, notwithstanding Article XVI, SAIC may proceed directly to court to seek relief, including injunctive relief or other equitable remedies.

        17.8 VIASAT SHALL PROVIDE TERMINATION ASSISTANCE IN GOOD FAITH. ViaSat shall provide the required termination assistance to SAIC in good faith. ViaSat shall not strive to impose conditions on such termination assistance that are not expressly specified in this Agreement.

                            ARTICLE XVIII: INSURANCE

        18.1 INSURANCE. ViaSat shall during the Term have and maintain in force the following insurance coverages which shall be primary and non-contributing with respect to any other insurance or self insurance which may be maintained by SAIC. ViaSat shall use

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

commercially reasonable efforts to cause its insurers to issue certificates of insurance evidencing that the coverage and policy endorsements required under this Agreement are maintained in force and that not less than thirty (30) days written notice will be given to SAIC prior to cancellation or non-renewal of the policies. ViaSat shall assure that its Subcontractors, if any, maintain reasonable insurance coverage.

        All insurance policies required under this Section shall be endorsed to provide that the applicable underwriters or insurers waive any and all rights of subrogation against SAIC, its Affiliates and their respective officers, directors, agents, employees and other representatives.

                (a) Worker's Compensation. Worker's Compensation Insurance, including occupational illness or disease coverage, or other similar social insurance in accordance with the laws of the nation, province, state, or territory exercising jurisdiction over the employee and Employer's Liability Insurance with a limit of $1,000,000 per occurrence.

                (b) General Liability. Commercial General Liability Insurance, including Contractual Liability and Broad Form Property Damage Liability coverage for damages to any property with a combined single limit of $1,000,000 per occurrence.

                (c) Automotive Liability. Automotive Liability Insurance covering use of all owned, non-owned, and hired automobiles with a combined single limit of $1,000,000 per occurrence for bodily injury and property damage liability.

                (d) Dishonesty. Employee Dishonesty and Computer Fraud coverage for loss arising out of or in connection with any fraudulent or dishonest acts committed by the employees of ViaSat, acting alone or in collusion with others, in an amount of $200,000.

        All deductibles, self-insured retentions or retrospective premium features shall be assumed by ViaSat, for the account of ViaSat, and at ViaSat's sole expense and risk.


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

                              ARTICLE XIX: GENERAL

        19.1 BINDING NATURE AND RESTRICTIONS ON ASSIGNMENT. This Agreement shall be binding on the Parties hereto and their respective successors and permitted assigns (it being understood and agreed that nothing contained in this Agreement is intended to confer upon any other person any rights, benefits or remedies of any kind or character whatsoever under or by reason of this Agreement). Neither Party may, nor will it have the power to, assign this Agreement, or any part hereof, without the prior written consent of the other. The Parties acknowledge that either of them may become a party to one or more transactions in the form of a merger (including a reincorporation merger), consolidation, reorganization, stock sale or exchange, sale of all or substantially all of such Party's assets or some similar or related transaction, in any case with the result being that the affected Party is the surviving entity or, if the affected Party is not the surviving entity, the surviving entity continues to conduct the business conducted by the affected Party prior to consummation of the transaction.

        No such transaction involving either Party will be deemed to be an assignment of this Agreement requiring the consent of the other unless (i) in the case of ViaSat being involved in such a transaction, the transaction materially and adversely affects ViaSat's ability to continue to perform the Services in accordance with this Agreement or (ii) in the case of SAIC involved in such a transaction, the transaction (i) materially changes the scope of Services as described in this Agreement, (ii) impairs ViaSat's ability to meet the Service Levels or (iii) impacts the cost for ViaSat to perform its obligations hereunder.

        19.2 NOTICES. All notices, requests, demands, and determinations under this Agreement (other than routine operational communications), shall be in writing and shall be deemed duly delivered (a) when delivered by hand, (b) one
(1) day within the continental United States or three (3) days outside the continental United States after being given to a nationally recognized over-night delivery service with a reliable system for tracking delivery, (c) when sent by confirmed facsimile with a copy sent by another means specified in this Section, or (d) six (6) days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

               In the case of SAIC:

               Science Applications International Corporation
               4161 Campus Point Court
               San Diego, California  92121
               Attn:  Blake C. Lawless, Vendor Management
               Facsimile No.:  (858)826-9351

               With a copy to:

               [***]

               In the case of ViaSat:

               ViaSat, Inc.
               2290 Cosmos Court
               Carlsbad California  92009-1517
               Attn:  Director, Commercial Business Relations
               Facsimile No.:  (760)438-7310

               With a copy to:

               ViaSat, Inc.
               2290 Cosmos Court
               Carlsbad, CA  92009-1517
               Attn:  Vice President and Legal Counsel
               Facsimile No.:  760-438-7310

        A Party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.

        19.3 GOVERNING LAW. Unless otherwise provided in this Agreement, this Agreement and performance under it shall be governed by and construed in accordance with the laws of the State of California, excluding any applicable principles of conflicts of laws that would require the application of laws of another jurisdiction. It is acknowledged that this is an international transaction for the provision of services and the sale of goods, and the Parties expressly elect and agree that the terms of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

        19.4 WAIVER OF IMMUNITY. Each of SAIC and ViaSat, on its own behalf and on behalf of each of its Affiliates, hereby: (i) irrevocably waive all immunity from jurisdiction, attachment, and execution, whether on the basis of sovereignty or otherwise, to which it might otherwise be

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

entitled in any proceeding, action or claim with respect to a dispute or controversy hereunder, (ii) represents and acknowledges that the execution and delivery by it of this Agreement and the performance of its obligations thereunder are commercial activities and (iii) agrees that it will not raise or claim any such immunity at or in respect of any such action, proceeding or claim.

        19.5 EXPORT. This Agreement is expressly made subject to any applicable laws, regulations, orders or other restrictions regarding export from or import to any country of hardware, software, technical data or products thereof. Without limiting the foregoing, notwithstanding anything to the contrary in this Agreement or other agreement, neither Party will, or be considered contractually obligated to, directly or indirectly export (or re-export), or permit the transshipment of, any hardware, software, technical data or products thereof (a) to any country or destination for which requires an export license or other approval for export without first having obtained such license or other approval or (b) otherwise contrary to applicable law. Each party will reasonably cooperate with the other and will provide to the other promptly upon request any end-user certificates, affidavits regarding re-export or other certificates or documents as are reasonably requested to obtain any approvals, consents, licenses and/or permits required for any payment or any export or import of products or services under this Agreement.

        19.6 EXPENSES. Except as otherwise expressly provided by this Agreement, each Party shall pay all fees and expenses incurred by it in connection with the negotiation and execution of this Agreement.

        19.7 RELATIONSHIP OF PARTIES. ViaSat, in furnishing services to SAIC hereunder, is acting as an independent contractor, and ViaSat has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by ViaSat under this Agreement. SAIC shall not control, and shall have no right to control, the methods and means that ViaSat employs to carry out its responsibilities and obligations under this Agreement. ViaSat is not an agent of SAIC and has no authority, express or implied, to represent or bind SAIC as to any matters, except as expressly authorized in this Agreement. SAIC and ViaSat are not partners or venturers with each other and this Agreement will not be construed to create any other form of legal association that would impose liability on one Party for the act or failure of the other or as providing either Party with the right, power or authority (express or implied) to create any duty or obligation of the other.

        19.8 SEVERABILITY. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by an arbitrator or a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of this Agreement shall remain in full force and effect.


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

        19.9 CONSENTS AND APPROVAL. Except where expressly provided as being in the sole discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld, and in any event such action shall not be delayed more than 10 business days. For purposes of the foregoing, except as and to the extent otherwise expressly provided in such approval or consent, an approval or consent given by a Party under this Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement.

        19.10 WAIVER OF DEFAULT; CUMULATIVE REMEDIES. A delay or omission by either Party hereto to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either of the Parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. Except as otherwise expressly provided herein, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

        19.11 SURVIVAL. Termination or expiration of this Agreement or the Services to be provided hereunder shall not release either party from any liabilities or obligations set forth in this Agreement which (i) the Parties have expressly agreed shall survive any such termination or expiration or (ii) remain to be performed or by their nature would be intended to be applicable following such termination or expiration.

        19.12 MEDIA RELEASES. All media releases, public announcements, and public disclosures by either Party relating to this Agreement or the subject matter of this Agreement, including without limitation, promotional or marketing material, but not including announcements intended solely for internal distribution or to meet legal or regulatory requirements beyond the reasonable control of the disclosing Party, shall be coordinated with and approved by the other Party prior to release. This Section does not alter the restrictions on the disclosure of Confidential Information set forth in Section 10.1 and, subject to Section 10.1, will not be construed so as to delay or restrict either Party from disclosing any information required to be disclosed in order to comply with any applicable law, rule or regulation.

        19.13 THIRD PARTY BENEFICIARIES. HES shall be a third party beneficiary to this Agreement. This Agreement is entered into solely between ViaSat and SAIC; and this Agreement shall not be deemed to create any rights in third parties (other than HES who may enforce the terms hereof for its benefit, subject to the obligations hereof), including employees, or customers of a Party, or to create any obligations of a Party to any third parties (other than HES).


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

        19.14 COVENANT OF GOOD FAITH. Each Party agrees that, in its respective dealings with the other Party or its Affiliates under or in connection with this Agreement, it shall act in good faith.

        19.15 COUNTERPARTS. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.

        19.16 ENTIRE AGREEMENT. The parties agree that this Agreement, including all documents incorporated herein by reference, shall constitute the entire agreement and understanding between the parties hereto and shall supersede and replace any and all prior or contemporaneous representations, agreements or understandings of any kind, whether written or oral, relating to the subject matter hereof.

        19.17 PUBLIC FILINGS. SAIC and HES shall have the right to review and approve the form of, subject to the government's final determination, and require that ViaSat seek confidential treatment with respect to confidential portions of, any public filing of this Agreement or summary thereof.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    VIASAT, INC.

                                    By:     /s/ Andy Paul
                                    Title:  Vice President,
                                            Business Development

                                    SCIENCE APPLICATIONS INTERNATIONAL
                                    CORPORATION

                                    By:     /s/ Jerry S. Sampson
                                    Title:  Subcontracts Manager


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